                                                                    EXHIBIT 10.2

                    FIRST AMENDMENT TO STOCKHOLDER AGREEMENT

         This First Amendment (the "First Amendment") to the Stockholder Agreement dated July 25, 2000 ("Stockholder Agreement"), by and among Genencor International, Inc. ("Company"), Eastman Chemical Company ("Eastman"), and Danisco A/S ("Danisco") is dated the 16th day of February, 2001 and the provisions of this First Amendment shall be effective as of the date set forth herein.

                                    RECITALS

         Eastman and Danisco may desire to expand their rights to manage certain assets, including their rights in the Company, by transfer of those shares to a wholly owned subsidiary of their respective companies, and without otherwise disturbing the rights of the Parties in the Stockholder Agreement. Therefore, the Parties have agreed to enter into this First Amendment to achieve the foregoing objectives.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and covenants set forth in this First Amendment and the Stockholder Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to amend the Stockholder Agreement as follows:

1. The text of paragraph 16.2 of the Stockholder Agreement dated July 25th of 2000 shall be retained in its entirety as 16.2(a).

2. In addition to the renumbering of paragraph 16.2, the Parties agree to add the following paragraph:

         16.2(b) Notwithstanding other provisions of this agreement, both Eastman and Danisco may assign the Common Stock, as well as any Preferred Stock they may hold in Company, to any wholly owned subsidiary on the following terms: (i) the assignor agrees to unconditionally guarantee the full performance by and remain ultimately liable for compliance by any such assignee subsidiary with the terms hereof, as well as all requirements concerning any exemptions, taxation and other obligations related to the transfer; (ii) the assignor advises the other parties of its intent in advance and receives the written consent of each the other two parties, which consent shall not be unreasonably withheld; and (iii) the assignee agrees in writing to succeed to all rights and obligations of the assignor and to be legally bound and abide by all terms and conditions of the Stockholder Agreement (as amended from time to time).

3. Except as expressly amended hereby, the provisions of the Stockholder Agreement remain unchanged and in full force and effect and this First Amendment does not and shall not be deemed to waive, modify or amend any other provision or terms of the Stockholder Agreement.

         IN WITNESS WHEREOF, the Parties' authorized representatives have executed this First Amendment as of the day and year first above written.

GENENCOR INTERNATIONAL, INC.

By: /s/ Stuart L. Melton
    ----------------------

Its: Senior Vice President
     ---------------------

EASTMAN CHEMICAL COMPANY                DANISCO A/S
                                        (On behalf of itself and its affiliates)

By: /s/ James P. Rogers                 By: /s/ Alf Duch-Pedersen
    ----------------------                  --------------------------------

Its: SVP & CFO                          Its: CEO
     ---------------------                   -------------------------------

                                        By:  /s/ Soren Bjerre-Nielsen
                                             -------------------------------
                                        ITS: CFO
                                             -------------------------------